EX 10.2



                 EXECUTIVE EMPLOYMENT AGREEMENT


      THIS AGREEMENT, dated as of March 1, 2000, is between CHESAPEAKE CORPORATION, a Virginia corporation (the "Company") and John F. Gillespie (the "Executive").

      WHEREAS, the Executive is currently the duly elected and qualified Senior Vice President - Human resources & Organization
Development of the Company; and

      WHEREAS, the Company recognizes that the Executive in the future is expected to make substantial contributions to the success of the Company; and

      WHEREAS, the Company recognizes that, as with any publicly traded corporation, a Change in Control of the Company is a possibility; and

      WHEREAS, the Company recognizes that the possibility of a Change in Control of the Company or a negotiation of a transaction that will result in a Change in Control of the Company may cause the Executive uncertainty regarding his continued service; and

      WHEREAS, the Company desires to provide certain assurances to the Executive regarding the terms applicable to certain terminations of the Executive's service; and

      WHEREAS, the Executive wishes to provide certain assurances to the Company regarding his conduct during the Term of this Agreement and following the Executive's termination of service;

      NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the Company and the Executive covenant and agree as follows:

      1.   Term.   The  Term  of  this Agreement  is  the  period
described in the following paragraph (a) and any period for which the same may be extended as provided in the following paragraphs
(b) and (c).

                 (a)    The  Term  includes  the   period
          beginning on March 1, 2000, and ending on December 31, 2002.

               (b)  The period described in paragraph (a)
          shall  be  extended  for an  additional  twelve
          months   unless   the  Company,   before   each
          September  1  of  any  year,  provides  written
          notice  to  the Executive that the period  will
          not  be extended.  The preceding sentence shall
          first   be  effective  to  extend  the   period
          described  in paragraph (a) until December  31,

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          2003, unless written notice to the contrary  is
          provided to the Executive by the Company before September 1, 2000.

               (c)  The period described in paragraph (a)
          shall  be extended if there is a Control Change
          Date  during  the Term of this  Agreement.   In
          that  event, the period described in  paragraph
          (a)  shall be extended automatically until  the
          third  anniversary of the Control Change  Date.
          The period described in paragraph (a) shall  be
          further  extended by twelve months  under  this
          paragraph  (c)  unless the  Company,  at  least
          ninety  days  prior  to an anniversary  of  the
          Control Change Date, provides written notice to
          the  Executive  that  the period  will  not  be
          extended.   The preceding sentence shall  first
          be  effective to extend the period described in
          paragraph  (a)  (after  giving  effect  to  the
          extension  provided in the second  sentence  of
          this   paragraph   (c)),   until   the   fourth
          anniversary of the Control Change Date unless written notice to the contrary is provided to the Executive at least ninety days prior to the first anniversary of the Control Change Date.

      2. Change in Control Benefits. The Executive shall be entitled to receive the severance and welfare benefits and the pension supplement described in this Section 2 if, during the Term of this Agreement, (x) there is a Change in Control and the Executive's employment with the Company and its successors is terminated or terminates after the Control Change Date without Cause or for Good Reason or (y) there is a sale or other divestiture of the business unit of the Company or its successor to which the Executive is assigned and the Executive's employment with the Company and its successors is terminated or terminates after such sale or divestiture without Cause or for Good Reason.

                (a)   The severance benefit payable under
          this Section 2 is an amount equal to the sum of
          (x)  three  times the Executive's  annual  base
          salary  (as in effect on the date the Executive
          ceases  to be employed by the Company  and  its
          successors  or, if greater, the highest  annual
          rate  of  base salary as in effect  during  the
          twelve  months  preceding  such  cessation   of
          employment) and (y) three times the Executive's
          annual  incentive plan target for the  year  in
          which  the  Executive ceases to be employed  by
          the  Company and its successors or, if greater,
          the   year   preceding   such   cessation    of
          employment.  The severance benefit described in
          the  preceding sentence shall be reduced by the
          amount of any severance benefit payable to  the
          Executive   under  the  Chesapeake  Corporation
          Salaried Employees' Benefits Continuation Plan.
          The   severance  benefit  payable  under   this
          Section   2,   less   applicable   income   and
          employment    taxes   and   other    authorized
          deductions, shall be paid in a single sum as soon as practicable following the Executive's cessation of employment with the Company and its successors.

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                (b)   The welfare benefits provided under
          this  Section 2 are continued coverage  of  the
          Executive   and   the   Executive's    eligible
          dependents under all life, disability,  medical
          and  dental benefit plans and programs in which
          the Executive participates immediately prior to
          the  Executive's  date of termination  on  such
          terms as are then in effect.  In the event that
          the  continued coverage of the Executive or the
          Executive's  eligible dependents  in  any  such
          plan  or  program is barred by its  terms,  the
          Company  shall arrange to provide the Executive
          and  the  Executive's eligible dependents  with
          benefits  substantially  similar  to  those  to
          which  they are entitled to receive under  such
          plans  or programs including, by way of example
          and not of limitation, the reimbursement of the
          Executive  of the cost or premium for continued
          coverage available pursuant to Section 4980B of
          the  Internal Revenue Code of 1986, as  amended
          ("COBRA").   The  continued  coverage  provided
          under this Section 2 shall continue until the earlier of (x) the third anniversary of the Executive's cessation of service to the Company and its successors and (y) the date that the Executive is eligible for similar coverage under another employer's plan.

                (c)  The pension supplement payable under
          this  Section  2  is  an amount  equal  to  the
          benefit  that the Executive would have  accrued
          under   the  Chesapeake  Corporation  Executive
          Supplemental Retirement Plan (the  "ESRP")  had
          the  Executive  remained  an  employee  of  the
          Company  until  the  third anniversary  of  the
          Executive's cessation of service to the Company
          and   its  successors  (i.e.,  recognizing   as
          service with the Company the months during such
          period and the Executive's attained age  as  of
          the   end   of   such  period).   The   pension
          supplement payable under this Section  2  shall
          be  reduced, but not below zero, by any benefit
          that  the Executive accrues during such  period
          under   any   employee  pension  benefit   plan
          maintained  by  the Company or  its  successor.
          The  present  value  of the pension  supplement
          payable  under this Section 2, less  applicable
          income   and   employment   taxes   and   other
          authorized  deductions,  shall  be  paid  in  a
          single   sum  to  the  Executive  as  soon   as
          practicable  following  the  cessation  of  the
          Executive's employment with the Company and its
          successors.   The present value of the  pension
          supplement payable under this Section 2 and any
          offset  or reductions for benefits provided  by
          the  Company or its successor shall be made  on
          an   actuarially  equivalent  basis  using  the
          SERP's actuarial assumptions and methods.

      3. Benefits Prior to a Change in Control. Subject to the final sentence of this Section 3, the Executive shall be entitled to receive the severance and welfare benefits described in this
Section  3 if, during the Term of this Agreement but prior  to  a

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Change in Control or the sale or divestiture of the business unit of the Company or its successor to which the Executive is assigned, the Executive's employment with the Company and its successors is terminated by the Company or its successor without Cause.

                (a)   The severance benefit payable under
          this Section 2 is an amount equal to the sum of
          (x)  two  times  the  Executive's  annual  base
          salary  (as in effect on the date the Executive
          ceases  to be employed by the Company  and  its
          successors  or, if greater, the highest  annual
          rate  of  base salary as in effect  during  the
          twelve  months  preceding  such  cessation   of
          employment)  and (y) two times the  Executive's
          annual  incentive plan target for the  year  in
          which  the  Executive ceases to be employed  by
          the  Company and its successors or, if greater,
          the   year   preceding   such   cessation    of
          employment.  The severance benefit described in
          the  preceding sentence shall be reduced by the
          amount of any severance benefit payable to  the
          Executive   under  the  Chesapeake  Corporation
          Salaried Employees' Benefits Continuation Plan.
          The   severance  benefit  payable  under   this
          Section   3,   less   applicable   income   and
          employment    taxes   and   other    authorized
          deductions, shall be paid in a single sum as soon as practicable following the Executive's cessation of employment with the Company and its successors.

                (b)   The welfare benefits provided under
          this  Section 2 are continued coverage  of  the
          Executive   and   the   Executive's    eligible
          dependents under all life, disability, medical and dental benefit plans and programs in which the Executive participates immediately prior to the Executive's date of termination on such terms as are then in effect. In the event that the continued coverage of the Executive or the Executive's eligible dependents in any such plan or program is barred by its terms, the Company shall arrange to provide the Executive and the Executive's eligible dependents with benefits substantially similar to those to which they are entitled to receive under such plans or programs including, by way of example and not of limitation, the reimbursement of the Executive of the cost or premium for continued coverage under COBRA. The continued coverage provided under this Section 3 shall continue until the earlier of (x) the second anniversary of the Executive's cessation of service to the Company and its successors and (y) the date that the Executive is eligible for similar coverage under another employer's plan.

No  benefits  will  be  payable or available  under  this
Section 3 unless the Executive executes a release and waiver of the Company in a form satisfactory to the Company and the Executive complies with Sections 4 and 5.

      4.   Confidentiality.  During the period of employment with
the   Company,   the   Executive  has  had  access   to   certain
confidential, non-public information concerning the Company  (the

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"Information").  The Executive agrees to maintain the Information as confidential and not disclose it to third parties or use it in the Executive's employment with any direct or indirect competitor of the Company or its successors during employment with the Company and its successors and thereafter following a termination of employment described in Section 3. The Executive agrees that compliance with this confidentiality obligation is a condition precedent to the Executive's right to receive the benefits described in Section 3.

      5. Covenant Not to Compete. The Executive agrees that he will not take certain actions that would be damaging to the competitive position of the Company or its successor. By making this commitment, the Executive agrees that during Executive's employment with the Company and its successors and for twelve months thereafter if the Executive's employment ceases as described in Section 3, the Executive will not (x) accept any employment with, ownership interest in, or engagement as a consultant, contractor or service provider to any business engaged in a business that is competitive with the Company or its successor or (y) on behalf of any such business solicit any business that was a customer of the Company or its successor during the preceding twelve months. The Executive understands and agrees that each provision of this Agreement is a separate and independent clause, and if any clause should be found unenforceable, that will not affect the enforceability of the other clauses. In the event that any of the provisions of this Agreement should ever be deemed to exceed the time, geographic area or activity limitations permitted by applicable law, the Company and the Executive agree that such provisions must be and are reformed to the maximum time, geographic area and activity limitations permitted by applicable law, and expressly authorize a court having jurisdiction to reform the provisions to the maximum time, geographic area and activity limitations permitted by applicable law.

      6. Excise Tax, etc. Indemnity. One or more benefits provided under this Agreement may constitute "parachute payments" (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), but without regard to Code section 280G(b)(2)(A)(ii)). In that event, the Company shall indemnify and hold the Executive harmless from the application of the tax imposed by Code section 4999. To effect this indemnification, the Company must pay the Executive an additional amount that is sufficient to pay any excise tax imposed by Code section 4999 on the payments and benefits to which the Executive is entitled (whether payable under this Agreement or any other plan, agreement or arrangement), plus the excise, employment and income taxes on the additional amount. Such additional amount shall be paid to the Executive at such times as may be necessary for the Executive to satisfy any such tax obligation, including the payment of estimated taxes.

      7. Legal Fees. The Company or its successor will promptly reimburse the Executive for reasonable legal fees and costs that the Executive may incur in connection with the enforcement of this Agreement.

     8. Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

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                 (a)    "Cause"  means  the   Executive's
          conviction by a court of competent jurisdiction for, or pleading no contest to, a felony.

                (b)   "Change  in Control" has  the  same
          meaning, as of any applicable date, as set forth in the Chesapeake Corporation Benefits
          Plan Trust (as in effect on such date).

                (c)   "Control Change Date" has the  same
          meaning, as of any applicable date, as set forth in the Chesapeake Corporation Benefits
          Plan Trust (as in effect on such date).

                (d)   "Good Reason" means (x) a  material
          reduction   in   the  Executive's   duties   or
          responsibilities;  (y)  the  failure   by   the
          Company   or   its  successor  to  permit   the
          Executive to exercise such responsibilities  as
          are  consistent with the Executive's  position;
          (z)  a  requirement that the Executive relocate
          his principal place of employment to a location
          that  is at least fifty miles farther from  his
          principal   residence  than  was   his   former
          principal place of employment; (x) the failure by the Company or its successor to award the Executive annual incentive, long-term incentive or stock option opportunities consistent with those provided to similarly situated executives and (y) the failure by the Company or its successor to make a payment when due to the Executive.

      9. Successors. This Agreement shall inure to the benefit of and be binding on any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Employee.

      10. Modification, etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia, other than its choice of laws provision.

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      11.  Enforceability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      12. Non-Disparagement. The Company and the Executive agree, that after the Executive's employment with the Company terminates, to refrain from taking any action or making any statements, written or oral, which are intended to disparage the goodwill or reputation of the Company or the Executive.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the Executive has duly executed this Agreement, all as of the date first above written.

/s/ JOHN F. GILLESPIE                   CHESAPEAKE CORPORATION
---------------------
    JOHN F. GILLESPIE
                                        By: /s/ Thomas H. Johnson
                                        -------------------------
                                                Thomas H. Johnson
Date 3/1/00                             President & CEO
                                        Title











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